UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2012

Medient Studios, Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 000-53835

Nevada	41-2251802
(State or other jurisidiction of incorporation or organization)	(IRS Employer Indentification No.)

4750 Vanalden Avenue, Tarzana CA	91356
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (416) 844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

On November 26, 2012, Medient Studios, Inc. (the Company), a Nevada corporation, entered into a purchase and sale agreement with the owners of all the membership interests of Kumaran Holding, LLC., an Oklahoma limited liability company, to purchase all of the membership interests of Kumaran Holdings, LLC.

The Company purchased all the membership interests of Kumaran Holding, LLC for a purchase price of thirteen million seventy eight thousand dollars ($13,078,000).  This will be paid in the form of ten million (10,000,000) preferred shares and twenty six million (26,000,000) common shares of Medient Studios, Inc.  This deal closed on November 26, 2012.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

No.            Description

10             Purchase and Sale agreement between Medient Studios, Inc. and the owners of all membership interests of Kumaran Holding, LLC., dated November 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medient Studios, Inc.

By:      /s/ Manu Kumaran

Manu Kumaran

Chief Executive Officer